Exhibit 10.38

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission.  Asterisks denote omissions.

PRIVATE STUDENT LOAN MONOGRAM PROGRAM AGREEMENT

BETWEEN

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

AND

THE FIRST MARBLEHEAD CORPORATION

THIS PRIVATE STUDENT LOAN PROGRAM AGREEMENT (this “Agreement”) is made and dated as of February 5, 2010, by and between the Pennsylvania Higher Education Assistance Agency (d/b/a American Education Services), a public corporation and governmental instrumentality organized under the laws of the Commonwealth of Pennsylvania, 1200 North Seventh Street, Harrisburg, Pennsylvania 17102 (“Servicer”) and The First Marblehead Corporation, having an address at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199 (“FMC”).

RECITALS

WHEREAS, Servicer was created by the Commonwealth of Pennsylvania by the Act of August 7, 1963, P.L. 549 for the purpose of improving higher educational opportunities and to that end Servicer is empowered to make, guarantee, undertake commitments to make or acquire and participate with lending or postsecondary institutions in the making of loans, servicing of loans, or otherwise providing loans of money to students; and

WHEREAS, Servicer has developed its loan servicing system (the “Loan Servicing System”) for the purpose of servicing Student Loans (as defined herein); and

WHEREAS, Servicer has developed various web-based products (“PHEAA Web-based Products”), which provide on-line automated capabilities to enhance services rendered to student borrowers; and

WHEREAS, Servicer has developed support services (“Support Services”) to enhance the Loan Servicing System and the PHEAA Web-based Products (collectively the “PHEAA System”), to include technical support, help desk, communications support, and information technology staff time; and

WHEREAS, the Servicer has expertise in the business of servicing private student loans and other education loans for lenders; and

WHEREAS, certain financial institutions (the “Lender Participants”) and FMC have created a group of education loan programs (“Programs”), and FMC and the Lender Participants are responsible for structuring and assisting in implementing the Programs; and

WHEREAS, the Lender Participants and FMC desire to utilize the expertise of the Servicer to service such education loans on behalf of the Lender Participants and the Lender Participants desire to have FMC or an affiliate thereof provide Administrator Services (as defined below) in connection with a Private Student Loan Servicing Agreements among Servicer, each Lender Participant, and FMC (the “Lender Participant Servicing Agreements”); and

WHEREAS, Servicer and FMC will work collaboratively on future refinements and enhancements to the servicing procedures for the Programs; and

WHEREAS, Servicer and FMC desire to set forth certain terms and conditions related to FMC’s role in providing Administrator Services;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Servicer and FMC (hereinafter, the “Parties”) do hereby agree to the following:

SECTION 1.  DEFINITIONS

1.01         “Account” means the Student Loans collectively of an individual Borrower owned by an Owner and for which FMC (and its affiliates) serves as Program Administrator, which are serviced pursuant to the Lender Participant Servicing  Agreements.

1.02         “Administrator Services” means the services provided by FMC or its affiliates, and includes, but is not limited to post-disbursement portfolio administration, as further described in this Agreement.

1.03         “Agreement” means this Private Student Loan Program Agreement, including each Schedule provided for herein and each amendment hereafter adopted.

1.04         “Borrower” means an individual who is the maker of a Credit Agreement and who obtains a Student Loan. “Borrower” includes both the primary obligor and any Cosigner.

1.05         “Business Days” means a day of the year other than a Saturday or Sunday, or a day on which the Servicer or FMC is required or authorized by law to remain closed, and on which either does remain closed.

1.06         “Change of Control” means the sale to any other entity, individual or group of all or substantially all of the entity’s assets used to perform the Services.

1.07         “Cosigner” means an individual who is the maker of a Credit Agreement as a cosigner on a Student Loan.

1.08         “Credit Agreement” shall mean the promissory note or credit agreement executed by a Borrower evidencing a Student Loan.

1.09         “Customer Service Schedule” means the schedule of that name attached hereto and as amended by agreement of the Parties.

1.10         “Effective Date” means the date this Agreement has been executed by all Parties and is approved as to form and legality by the Office of Attorney General of the Commonwealth of Pennsylvania.

1.11         “Fee Schedule” means the schedule of that name attached hereto and as amended by agreement of the Parties.

1.12         “FMC” means The First Marblehead Corporation in its capacities as “FMC” and “Program Administrator” (as defined herein).

1.13         “FMC Administrator Loans” shall have the meaning assigned to it in Section 2.02.

1.14         “FMER” means First Marblehead Education Resources, Inc., an affiliate of FMC.

1.15         “Lender Participant” means a financial institution which is a lender in one or more of the Programs.

1.16         “Milestone” shall have the meaning given to it in Section 4.02(d).

1.17         “Private Student Loan” or “PSL” means an education loan funded by a Lender Participant to finance the costs of higher education (or private K-12 education) that is not guaranteed by the United States Department of Education nor by any state or agency of any state.

1.18         “Program Administrator” means FMC (and its affiliate FMER) in its performance of Administrator Services as set forth in this Agreement.

1.19         “Remedial Action Plan” has the meaning given to it in Section 4.03(d).

1.20         “Service”, “Services”, “Serviced”, “Servicing” shall mean to perform, the terms and conditions of the Credit Agreements, the Servicing Guidelines, and the terms and conditions of this Agreement: duties, obligations, and procedures that are required of Servicer hereunder and under the Lender Participant Servicing Agreements in connection with Student Loans.

1.21         “Servicing Guidelines” means, as applicable, the Servicing Guidelines for one or more Private Student Loan programs that have been issued by a Lender Participant and approved by FMC and Servicer attached to and made part of each Lender Participant Servicing Agreement, all as may amended by the Parties pursuant to the terms thereof.

1.22         “Service Level Schedule” means the Service Level Schedule attached hereto, as amended by agreement of the parties.

1.23         “Statement of Work” means the document that includes, without limitation, the requirements for FMC-requested changes to the Loan Origination System or procedures, as well as the identified persons working on the project, time estimates for completion, the costs for the project and any recurring fees thereafter.

1.24         “Student Loan” means any of, and “Student Loans” means all, the Private Student Loans executed by a Borrower, funded by a Lender Participant, administered by Program Administrator, and Serviced by the Servicer pursuant to a Lender Participant Servicing Agreement.

1.25         “System Access Schedule” means the schedule of that name attached hereto and as amended by agreement of the Parties.

SECTION 2.  SCOPE OF AGREEMENT

2.01        Services.  The Servicer agrees, in consideration of certain fees, to perform the Services set forth in this Agreement, including each Schedule (including without limitation the Service Level Schedule and the Customer Service Schedule) attached hereto, and any additional Services which FMC or Lender Participant requests and the Servicer agrees to provide with respect to the Servicing of Student Loans in accordance with the Servicing Guidelines, for which account information and/or documentation shall be delivered to the Servicer.

2.02        Role of FMC as Program Administrator.

Servicer acknowledges that FMC (including its affiliates), may enter Lender Participant Servicing Agreements from time to time with Servicer and Lender Participants to act as Program Administrator with respect to Private Student Loans.

Servicer hereby authorizes FMC to offer Servicer’s post-disbursement servicing and FMC’s administration services to prospective Lender Participants. Upon the execution and effectiveness of a Lender Participant Servicing Agreement, Servicer shall (a) perform all services set forth in such Lender Participant Servicing Agreement for the Private Student Loans owned by the Lender Participant (the “FMC Administrator Loans”), and (b) where appropriate, communicate with Program Administrator on behalf of the Lender Participant for the Student Loans so owned and identified. Without limiting the foregoing, Servicer shall provide the Services (as set forth in this Agreement and/or required by the Servicing Guidelines) to Lender Participant and Program Administrator, including but not limited to:

i.              product set-up and conversion;

ii.             loan document custodial services;

iii.            remote system access;

iv.            reports, records, and other documents and data;

v.             customer service;

vi.            borrower billing and correspondence;

vii.           collection of borrower payments;

viii.          privacy policy distribution;

ix.            due diligence and default prevention (except as set forth in Section 4.21);

x.             governmental reporting and reporting to consumer reporting agencies; and

xi.            copies of required notices, including but not limited to notices of failed standards, security breaches, and OFAC violations.

SECTION 3.  TERM OF AGREEMENT

This Agreement shall commence on the Effective Date and shall continue for a period of three (3) years, and thereafter for so long as any Lender Participant Servicing Agreement shall remain in effect, unless this Agreement is terminated by either party pursuant to Section 14. With respect to product setup and conversion services, this Agreement shall continue for a period of three (3) years from the date first set forth above, unless earlier terminated by either Party pursuant to the provisions of this Agreement, and shall automatically renew for an additional one (1) year period, unless terminated by any Party by written notice of non-renewal to the other given at least one hundred and eighty (180) days prior to the end of the then current term.  The fees charged for the Services shall be subjected to annual adjustment under the terms and conditions of Section 5.05.

SECTION 4.  SERVICING DUTIES

4.01        Servicing Duties.  Servicer shall provide and perform the Services in full compliance with: the terms of this Agreement and the Servicing Guidelines.  The Lender Participant shall be responsible for the legal compliance of the content of the Program Guidelines, Credit Agreements, privacy policies and disclosures and notices required by state law.

4.02        Product Setup and Conversion.  Servicer agrees to perform product set-up and conversion Services with respect to any FMC Administrator Loans which shall include, without limitation, the following:

(a)           Credit Agreement Forms.  Servicer shall promptly review Credit Agreement forms that are proposed by Lender Participant (or Program Administrator on behalf of Lender Participant) and, after mutual resolution of any comments thereon that affect the Servicing of such forms, accept such forms for purposes of product set-up and conversion.

(b)           Servicing System Adaptation.  Servicer shall promptly review education loan product terms and pricing matrices proposed by Lender Participant (or Program Administrator on behalf of Lender Participant) for the launch of new products and shall establish appropriate Servicing matrices and programs to support such product terms and pricing as of a mutually agreed product launch date. The parties shall publish a mutually agreeable program launch date for each program. For new loan programs, where changes do not require system changes other than table set-up, Servicer shall make every effort to meet live program dates requested by FMC, which date shall be no less than thirty (30) days, but not more than sixty (60) days from the date Servicer accepts (such acceptance not to be unreasonably withheld) the product and pricing matrix (or similar document containing the same information) for such program; provided, however, that the Servicer agrees to use commercially reasonable efforts to complete the set-up process in a shorter time frame on a case-by-case basis in order to accommodate the business needs of Lender Participant. For existing loan programs, where changes do not require system changes other than table set-up, Servicer shall make every effort to meet live program dates requested by FMC, which date shall be no less than fourteen (14) days, but not more than thirty (30) days from the date Servicer accepts (such acceptance not to be unreasonably withheld) the product and pricing matrix (or similar document containing the same information) for modifications to such program. Lender Participant (and Program Administrator on its behalf) shall have the right to audit Servicer’s Servicing matrices and program setup as set forth in Section 4.02(d) below.

(c)           Conversion.  Servicer agrees to accurately convert all FMC Administrator Loan origination data provided by Program Administrator, which is necessary for servicing hereunder onto the PHEAA System. Servicer shall also, in a timely manner, return to the Servicer Relations Group at Program Administrator all loan files sent to the Servicer in error. Upon the identification of files which were sent in error, Servicer shall have no responsibility for such files other than the return of such files to Program Administrator or

Lender Participant.

(d)           Periodic Audit. Servicer agrees that, no more than twice per calendar year, and no less than thirty (30) days after receipt of written notice, it shall cooperate with audits by Lender Participant or Program Administrator of the product set-up and conversion Services and communication and other protocols necessary for the efficient and accurate performance thereof. If any audit reveals any failure to adequately perform any such matter, Servicer shall within thirty (30) days of its receipt of the results of such audit, publish a remedial action plan that includes a schedule of tasks and objectives to be completed (each such task or objective, a “Milestone”) and provides for reports to Program Administrator or Lender Participant with respect to each Milestone (“Remedial Action Plan”). Upon completion of the Remedial Action Plan, Program Administrator or Lender Participant may, at a time mutually agreeable to the Parties, perform an additional audit to validate successful completion of the Remedial Action Plan.

4.03        System Changes.  The Servicer has the right to change any part or all of its equipment, the PHEAA System, computer programs, and its procedures relating to the manner of or the methodology used in servicing the Student Loans, subject to the following:

(a)           In no event shall such change abrogate or in any way modify the obligations of the Servicer to Service the Student Loans in full compliance with all applicable federal and state laws and regulations, the terms and conditions of the Credit Agreements, the Servicing Guidelines, or the terms of this Agreement.

(b)           The Parties agree that they shall make reasonable efforts to provide information about the nature and effect of changes that the Parties reasonably believe may affect the operations or processes of the other(s) and shall determine the extent to which the other Parties need to be involved in the testing of changes to its own system.  The parties shall discuss proposed implementation dates for system changes and shall make best efforts to avoid implementation dates that will have a material adverse impact on the operations of the other party.

(c)           Collaborative Efforts for Refinements and Enhancements and Statements of Work

(i)            Servicer and FMC will meet, not less than quarterly, for the purpose of discussing future enhancements to the functions performed by Servicer consistent with the Program Guidelines.

(ii)           For any enhancement, modification, or change to the PHEAA System or to the procedures necessary for the Servicer to fulfill their obligations under this Agreement, a Statement of Work will be negotiated and executed to outline the requirements, expectations and fees.

4.04        System Access.   Servicer shall, upon the agreement of each Lender Participant, provide FMC as Program Administrator and FMER as agent for Program Administrator with web-based access to Student Loan files, or portions thereof, in accordance with the terms of the System Access Schedule, which shall set forth, without limitation, the type of access and/or online services that must be available to each type of user and the minimum user access security requirements that must be implemented on Servicer’s PHEAA System.  Servicer shall at all times maintain the security of user access to the PHEAA System in conformity with the security provisions of the System Access Schedule, which shall include, without limitation, Servicer’s review of the individual user access rights of Servicer employees and other users no less frequently than every six months.

4.05        System Parameters.  The Servicer is responsible for designing, implementing and maintaining the PHEAA System in order to remain in compliance with the requirements of this Agreement.

4.06        Training.  Servicer will assume responsibility, at its expense, for training of its staff to meet the requirements of this Agreement, including all Schedules hereto.

SECTION 5.  CHARGES AND PAYMENTS

5.01        Fees.  The Servicer shall provide all aspects of the Services at its sole cost and expense, except as otherwise provided in this Agreement, and shall be compensated for the Servicing of Student Loans as set forth this Agreement, including without limitation the Fee Schedule.

5.02        Rate Changes Other than Annual Adjustments.  To the extent that an increase occurs in the costs incurred by the Servicer in providing the Services hereunder due to: (a) changes in the Servicing Guidelines, this Agreement, or any Lender Participant Servicing Agreement, (b) legislative and regulatory changes beyond the control of the Servicer which pertain to the manner of Servicing of the Student Loans in accordance with this Agreement or any Lender Participant Servicing Agreement, (c) changes in United States Postal Service postage rates, or (d) material changes requested by a Lender Participant or Program Administrator in the Services provided herein, the Servicer shall have the right to make a compensating increase to the Servicing fees set forth herein and in the Fee Schedule.

Such increase shall be limited to Servicer’s actual incremental cost increase resulting from such changes.  Servicer shall give Program Administrator and affected Lender Participants sixty (60) days prior written notice before implementing any such increase in Servicing fees pursuant to this Section. Such notice shall set forth the basis of, as well as the computation used in determining, any increase.

5.03        Invoices.  Servicer agrees that invoices for its Services shall be rendered to FMC, based on the Services provided pursuant to each of the Lender Participant Servicing Agreements.  All invoices shall be sent to FMC as Program Administrator. FMC shall, as Program Administrator, forward to each Lender Participant an invoice for the Services of the Servicer and its services as the Program Administrator, and shall provide a copy of such invoice to Servicer. Under the terms of the Lender Participant Servicing Agreement, the Lender Participant shall remit payment to Servicer for the Services and the services of the Program Administrator. Servicer shall hold in trust for Program Administrator and, within ten (10) Business Days after receipt from Lender Participant, forward to Program Administrator the balance of the fees which were remitted by Lender Participant to Servicer which are in excess of the invoiced amounts for each Lender Participant. Any disputes that arise related to the payments remitted by the Lender Participants and/or the invoices rendered by FMC to each Lender Participant, in addition to reconciliation of payments and invoices, shall be resolved by FMC. In the event that the Servicer’s fees in the monthly invoice exceed the monthly fees to be paid to the Servicer in the Lender Participant Servicing Agreement (“Excess Monthly Charges”), FMC shall pay the Excess Monthly Charges to the Servicer on or before the invoice payment date, and FMC shall be responsible for recoupment of the payment of Excess Monthly Charges from the Lender Participant.

5.04        Adjustments to Programs. Servicer and Program Administrator, on behalf of the Lender Participants, shall discuss future enhancements to the Services, the PHEAA System, and the Servicing Guidelines as identified in Section 4.03(c).

5.05        Annual Adjustment of Fees.  On or before the end of the ninth month after the Effective Date of this Agreement, and annually thereafter, Servicer may propose new fees to be effective upon the anniversary of the Effective Date.  Servicer shall provide documentation to FMC to justify any increase in fees.  The increased fee can be based on additional costs documented by Servicer to service the loans and/or equal to the percentage increase in the U. S. Department of Labor’s Consumer Price Index for Urban Wage Earners and Clerical Workers, U. S. City Average (CPI/W) for the most recent twelve (12) month period available at the time of each proposed adjustment.  Such increase shall be effective upon the anniversary of the Effective Date.  Consent to increases to fees based on the documented costs of the Servicer will not be unreasonably withheld.  Any annual adjustment of fees shall be agreed upon mutually by both parties.

5.06        Audit Follow-Up. In the event that any financial audit conducted pursuant to any Lender Participant Servicing Agreement reveals that any charges or expenses have been overbilled or underbilled, then adjustments in fees and invoices shall be made as necessary on a prospective basis in future months to correct errors or maintain compliance with the Fee Schedule, this Agreement, or the Lender Participant Servicing Agreement, or Servicer or FMC shall render a payment to the other party as necessary to correct the discrepancy.

SECTION 6.  LIABILITY

Servicer agrees to pay FMC for any claim, loss, liability or expense, including reasonable attorney’s fees (collectively referred to herein as “Loss”), which arises out of or relates to the Servicer’s acts or omissions with respect to the Services provided to Program Administrator under this Agreement, where the final determination of liability on the part of the Servicer to Program Administrator is established by the Commonwealth’s Board of Claims, a court of law with competent jurisdiction over the Servicer or by way of settlement agreed to by the Servicer. Further, nothing herein shall be read or construed as a waiver of the sovereign immunity of the Commonwealth of Pennsylvania, except to the extent authorized by the laws of said Commonwealth.

The Commonwealth of Pennsylvania has created the Board of Claims, pursuant to the provisions of the act of May 20, 1937, P.L. 728, as amended by the act of October 5, 1978, Act No. 260, 72 P.S. 4651-1 et seq., for the adjustment of claims arising from contracts entered into by the Commonwealth or an agency of the Commonwealth. Subject to the statutory jurisdictional requirements, any and all claims against Servicer respecting any matter pertaining to this Agreement or any part thereof may be instituted in the Board of Claims.

Program Administrator agrees to pay Servicer for any Loss arising out of or relating to Program Administrator’s acts or omissions with respect to the Student Loans covered by this Agreement, where the final determination of liability on the part of Program Administrator is established by a court of law or by way of settlement agreed to by Program Administrator.

This provision shall not be construed to limit the Servicer’s or Program Administrator’s rights, obligations, liabilities, claims or defenses which arise as a matter of law or pursuant to any other provision of this Agreement.

SECTION 7. ASSIGNMENT

This Agreement and all the rights and obligations of any Party hereunder may not, without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, be assigned or subcontracted by any Party.  Any successor must acquire substantially all of the assets or business of a Party, and have the ability to perform the duties and obligations under the terms and conditions hereof.

SECTION 8.         TERMINATION

8.01        Termination by Owner/FMC.  This Agreement may be terminated at the option of Program Administrator upon the occurrence of any of the following:

(a)           The Servicer’s failure to perform or observe any of the provisions or covenants of this Agreement and its referenced schedules, in any material respect;

(b)           If the Servicer shall (i) discontinue business, or (ii) generally not pay its debts as such debts become due, or (iii) make a general assignment for the benefit of creditors, or (iv) admit by answer, default or otherwise the material allegations of petitions filed against it in any bankruptcy, reorganization, insolvency or other proceedings (whether federal or state), relating to relief of debtors, or (v) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days, any judgment, decree or order, entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator for itself or all or a substantial part of its assets, or (vi) take or omit any action in order thereby to effect any of the foregoing;

(c)           If Servicer is the subject of a Change of Control, Program Administrator shall have the right to terminate this Agreement upon a minimum of thirty (30) Business Days prior written notice. Such right of termination may be exercised any time beginning upon the earlier of consummation of the Change of Control transaction or public announcement that such a transaction is pending.

In the event of an event of default as set forth in Section 8.01(a) above, the Servicer shall have the right to cure any such breach or error to Program Administrator’s full satisfaction within thirty (30) days of written notice from Program Administrator.

8.02        Termination by the Servicer. This Agreement may be terminated at the option of the Servicer upon the occurrence of any of the following:

(a)           Program Administrator’s failure to perform or observe any of the provisions or covenants of this Agreement and its referenced schedules, in any material respect; or

(b)           If Program Administrator shall (a) discontinue business, or (b) generally not pay its debts as such debts become due, or (c) make a general assignment for the benefit of creditors, or (d) admit by answer, default or otherwise the material allegations of petitions filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or (e) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days, any judgment, decree or order, entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator for itself or all or a substantial part of its assets, or (f) take or omit any action in order thereby to effect any of the foregoing.

In the event of an event of default as set forth in Section 8.02(a), Program Administrator shall have the right to cure any such breach or error to Servicer’s full satisfaction within thirty (30) days of written notice from Servicer.

8.03        Effect of Termination.  With respect to FMC Administrator Loans, without the taking of any action by Servicer or Lender Participants, this Agreement confers the rights and remedies of FMC as Program Administrator upon each Lender Participant in the event that the loan program agreement between FMC and the Lender Participant governing FMC’s role as Program Administrator is terminated.

SECTION 9.  MISCELLANEOUS PROVISIONS

9.01        Notices.  All notices, approvals, consents, requests or other written communications regarding this Agreement are to be addressed as noted below.

If to FMC:	General Counsel
The First Marblehead Corporation
The Prudential Tower
800 Boylston Street, 34th Floor
Boston, Massachusetts 02199-8157

If to Servicer:	General Counsel
Pennsylvania Higher Education Assistance Agency
1200 North Seventh Street
Harrisburg, Pennsylvania 17102

9.02        Relationship.  The Parties to this Agreement intend that the Servicer shall render the Services contemplated by this Agreement as an independent contractor.  The Servicer and its employees, agents, and servants are not to be considered agents or employees of FMC, for any purpose whatsoever.

9.03        Non-Exclusive Agreement.  Nothing contained herein shall be construed to create an exclusive arrangement as to Servicer or FMC. The parties understand and agree that they each may enter into other agreements in connection with the servicing of Private Student Loans in the future.

9.04        Survival.  The obligations and duties of each Party under Section 6 (Liability) shall survive the termination or expiration of this Agreement.

9.05        Entire Understanding.  This Agreement, including without limitation all Schedules attached hereto, along with the Lender Participant Servicing Agreements, represent the entire understanding of the parties with respect to the subject matter hereof, and supersede all previous discussions and correspondence with respect thereto, and no representations, warranties or agreements, express or implied, of any kind with respect to such subject matter have been made by any Party to the other, except as expressly set forth herein or in such other agreements.

9.06        Interpretation of Documents.  In the event of a conflict between this Private Student Loan Program Agreement and a Schedule attached hereto, this Agreement shall control.

9.07        Cooperation.   FMC and the Servicer agree that they will cooperate fully with one another in order to carry out the terms and provisions of the Agreement during the term of this Agreement.  Cooperation under this Section shall include, but not be limited to, each Party using reasonable means to ensure successful, normal, daily processing of Student Loans and related operations and functions.  Each Party agrees to support the reasonable routine efforts of the other Party and to work to resolve any disputes which may arise during such periods referenced above, and to continue to work together in a professional, business-like manner during all phases, functions and processes defined in this Agreement.

9.08        Authorization. Each of the undersigned represents that he or she has the authority to execute this Agreement on behalf of the respective Party.

9.09        Amendments; Changes; Modifications.  This Agreement (a) may be amended, supplemented, or modified only by written instrument duly executed by the Parties; (b) such written instrument shall be incorporated into this Agreement; and (c) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

9.10        No Waiver.  Any failure by FMC or the Servicer to insist upon the strict performance by the other of any of the terms and provisions of this Agreement shall not be deemed to be a continuing waiver of any such terms and provisions, and notwithstanding any such failure, such Party shall have the right thereafter to insist upon the resumption of strict performance by the other of any and all of the terms and provisions hereof.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

9.11        Law Governing.  This Agreement is being delivered in and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to any principles of conflict of laws.

9.12        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one of and the same document.

9.13        Unenforceability.  If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement, which shall remain in full force and effect, and the Parties hereto shall continue to be bound thereby.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the month, day and the year first-above written.

PENNSYLVANIA HIGHER EDUCATION	THE FIRST MARBLEHEAD
ASSISTANCE AGENCY	CORPORATION

/s/ James L. Preston	/s/ Stein Skaane
Name: James L. Preston	Name: Stein Skaane

Title: President and CEO	Title: Managing Director

Approved as to form and legality	Approved as to form and legality

/s/ Jason Swartley	/s/ Robert A. Mulle
PHEAA General Counsel	Deputy Attorney General

INDEX TO SCHEDULES

Fee Schedule

System Access Schedule

Customer Service Schedule

Service Level Schedule

FEE SCHEDULE FOR

PRIVATE STUDENT LOAN MONOGRAM PROGRAM AGREEMENT

DATED FEBRUARY 5, 2009

BETWEEN

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY,

AND

THE FIRST MARBLEHEAD CORPORATION (“AGREEMENT”)

The fee for the Services provided by Servicer, together with services provided by FMC as Program Administrator, shall be payable to Servicer by the Lender Participants as set forth in this Fee Schedule and Section 5 of the Agreement.

I.              DEFINITIONS:

Capitalized terms used in this Fee Schedule have the meanings assigned to them in the Agreement. In addition to the words and terms elsewhere defined in this Agreement, the following terms shall have the following meanings unless the Agreement indicates a contrary meaning or intent:

A.            An “Account” is to refer to the Credit Agreements collectively of an individual Borrower of a particular Student Loan type in the same status.

B.            An “Interim Account” is to refer to Credit Agreements collectively of an individual Borrower that constitute (1) an In-School (Enrolled) Account, or (2) a Grace Account.

C.            A “Repayment Account” is to refer to the Credit Agreements of an individual Borrower under the terms of which the repayment period has commenced, but which is not an In-School (Enrolled) Account.

D.            An “In-School (Enrolled) Account” is to refer to the Credit Agreements collectively of an individual Borrower with respect to which principal and interest payments are deferred because the Borrower is enrolled at an eligible institution, whether before of after the repayment period begins.

E.             A “Grace Account” is to refer to the Credit Agreements collectively of an individual Borrower (1) with respect to which the Borrower has ceased to be enrolled at an eligible institution, and (2) under the terms of which the repayment period has not yet commenced.

F.             “Standard Conversion” means the conversion of a Borrower’s Account from data provided in hard-copy format or by electronic means.

G.            “On-System Conversion” means the conversion of a Borrower’s account that the Servicer is currently Servicing for an owner or holder other than the proposed new owner or holder.

II.            SERVICING FEES:

1.             Monthly Servicing Fees—Interim Account Status:

The Servicing fee for Student Loans in Interim Account status shall be payable by the Owner on a pro-rated monthly basis and shall be equal to [**] basis points per annum based upon the ending principal balance of the Student Loans at month end.

([**] x ending principal balance at month end divided by [**])

2.             Monthly Servicing Fees—Repayment Account Status (other than Student Loans in Owner-caused Cure status):

(a) Ending Principal Balance < $[**]. If the ending principal balance of the Student Loans (including Student

Loans in Interim Account status and Repayment Account status) at month end is less than [**] ($[**]), then the Servicing fee for loans in Repayment Account status shall be payable by the Owner on a pro-rated monthly basis and shall be equal to [**] basis points per annum based upon the ending principal balance of the Student Loans at each month end.

([**] x ending principal balance at month end divided by [**])

(b) Ending Principal Balance > or Equal to $[**] and < or Equal to $[**]. If the ending principal balance of the Student Loans (including Student Loans in Interim Account status and Repayment Account status) at month end is [**] dollars ($[**]) or more, but less than or equal to [**] dollars ($[**]), then the Servicing fee for loans in Repayment Account status shall be payable by the Owner on a pro-rated monthly basis and shall be equal to [**] basis points per annum based upon the ending principal balance of the Student Loans at each month end.

([**] x ending principal balance at month end divided by [**])

(c) Ending Principal Balance > $[**]. If the ending principal balance of the Student Loans (including Student Loans in Interim Account status and Repayment Account status) at month end is greater than [**] dollars ($[**]), then the Servicing fee for loans in Repayment Account status shall be payable by the Owner on a pro-rated monthly basis and shall be equal to (i) for the first $[**] of the ending principal balance of the Student Loans, [**] basis points per annum based upon the ending principal balance of the Student Loans at each month end; and (ii) for the ending principal balance of the Student Loans in excess of $[**], [**] basis points per annum based upon the ending principal balance of the Student Loans at each month end.

For the first $[**]:

[**] x ending principal balance at month end divided by [**])

For amounts in excess of $[**]

([**] x ending principal balance at month end divided by [**])

(d) Loans in Repayment over 120 Months. Notwithstanding subsections (a), (b), and (c) above, the Servicing fee for loans in Repayment Account status shall be [**] basis points for all Student Loans that have been Serviced by Servicer for over 120 months that are not thirty (30) or more days delinquent.

(e) Delinquent Accounts. Notwithstanding subsections (a), (b), (c), and (d) above, the Servicing fee for loans in Repayment Account status shall be [**] basis points for all Student Loans thirty (30) days or more delinquent until the Student Loan is outsourced for collections, and for Student Loans outsourced for collections as of the end of the month, the Servicing fee for loans in Repayment Account status shall be [**] basis points.

([**] x ending principal balance of Student Loans 30 or more days delinquent divided by [**])

([**] x ending principal balance of Student Loans outsourced for collections divided by [**])

III.           CONVERSION FEES

1.             Interim Account—External

a.	Initial Exam:	$[**] per loan
b.	Serial Exam:	$[**] per loan
c.	Abbreviated Note Exam:	$[**]per loan

2.             Interim Account—On System

a.	Full Note Exam:	$[**] per loan
b.	Waived Exam:	[**]

3. Repayment Account:	Quote

4. Reconversion Fee:	$[**] per loan

5. Rehabilitation Reconversion Fee	$[**] per loan

IV.           DUE DILIGENCE/PRE-CLAIMS/CLAIMS PROCESSING

1.             Skip Trace

a.	Placement:	[**]
b.	Locate:	$[**] per loan

2.             Late Fees:              [**]% of all collected late fee revenue on delinquent accounts

3.             Third Party Referral (referral to third party under contract with the Servicer for core/collection after successful location):             $[**] per Borrower per bond issue

4.             Claim Processing:                 The Owner shall pay a claim processing fee of $[**] for each defaulted Student Loan per claim package filed. Claim processing shall include, without limitation, presentation to Insurer of all documentation required under the Servicing Guidelines, in the form required thereunder.  Servicer will provide DDB Certification and Closed School Certification at no charge.

V.            CURE SERVICING—Owner-Caused Cures

1. Monthly fee	$[**] per account
2. Skip Tracing—Locate	$[**] per account
3. Third Party Referral	$[**] per account
4. Guaranty Reinstated/Default Claim Paid	$[**] per account
5. Correction of Owner Error	$[**] per error

VI.           MISCELLANEOUS FEES

1. Deconversion to Owner	$[**] per loan
2. Return of Records to Owner	$[**] per loan

3. Early Termination	$[**] per Account

4. Ad Hoc Projects/Reporting (fees to be pre-identified by the Servicer and billed as identified)

a.	Computer Programmer	$[**]/hour
b.	Computer Analyst	$[**]/hour
c.	CPU Run Time	$[**]/hour
d.	Staff Services	$[**]/hour
e.	Legal Services	$[**]/hour
f.	GLB extract files	[**] for no charge
$[**] for each in excess of [**]

5.             Securitization (Financing, Bond Issue)

a.	Set-up Fee	$[**] per financing (includes [**] hours of legal services per financing)
b.	Financing Legal Services	$[**]/hour (in excess of [**] hours per financing)
c.	Post Closing, Loan Transfer within a financing	$[**] per Borrower per transfer

6. Mailings

a.	GLB privacy notices	$[**] per notice
b.	IRS Forms 1098/1099	$[**] per notice
c.	Other mailings or notices/ Special delivery notices	Quote

7. Basic Monthly Reporting		[**]

8. SAS 70 Audit		[**]

9. Lender’s Audit Guide		[**]

10. Borrower Incentive Programs		Quote

VII.         ANNUAL ADJUSTMENT OF FEES

On or before the end of the ninth month after the Effective Date of this Agreement, and annually thereafter, Servicer may propose new fees to be effective upon the anniversary of the Effective Date.  Servicer shall provide documentation to FMC to justify any increase in fees.  The increased fee can be based on additional costs documented by Servicer to service the loans and/or equal to the percentage increase in the U. S. Department of Labor’s Consumer Price Index for Urban Wage Earners and Clerical Workers, U. S. City Average (CPI/W) for the most recent twelve (12) month period available at the time of each proposed adjustment.  Such increase shall be effective upon the anniversary of the Effective Date.  Consent to increases to fees based on the documented costs of the Servicer will not be unreasonably withheld.  Any annual adjustment of fees shall be agreed upon mutually by both parties.

PRIVATE STUDENT LOAN MONOGRAM PROGRAM AGREEMENT

BETWEEN

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

AND

THE FIRST MARBLEHEAD CORPORATION

SYSTEM ACCESS SCHEDULE

All system access shall be limited to view only option.

1. Lender Participant and Program Administrator.

Servicer shall provide Program Administrator, upon approval by the Lender Participants, with web-based, view-only Account access, which shall include the ability to view loan servicing screens including but not limited to Borrower information,  Account history and due diligence records.

Individual users shall obtain remote access within five (5) Business Days of receipt of notice and additional necessary information from Program Administrator, as applicable that such individual requires remote access.

2. FMC/FMDS/FMER/FMLOS USER ACCESS SECURITY REQUIREMENTS

The Servicer Relations group of Program Administrator will be responsible for notifying the Servicer to add and delete Program Administrator and FMER employees who need, or no longer need, access as appropriate.  On a quarterly basis, Servicer will provide Program Administrator with a report of Program Administrator and FMER employees who have system access to Borrower information.  Program Administrator shall be responsible for the accuracy of such reports and shall be liable for the inaccuracy thereof in accordance with Section 6 (Liability) of this Agreement.

PRIVATE STUDENT LOAN MONOGRAM PROGRAM AGREEMENT

BETWEEN

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE-AGENCY

AND

THE FIRST MARBLEHEAD CORPORATION

CUSTOMER SERVICE SCHEDULE

1. Call Monitoring.

Servicer shall monitor on a monthly basis a minimum of [**]% of the calls received per customer service representative for quality.

2. Customer Service Hours of Operation

The Servicer shall maintain minimum customer service hours of operation Monday through Friday.  The Servicer and the Program Administrator shall agree on these minimum hours of operation.  Program Administrator, at the direction of a Lender Participant, reserves the right to request an increase and/or decrease in these hours upon written notice to Servicer, and Servicer agrees to accommodate such requests to the extent feasible under the circumstances.

3. Collections Hours of Operation

Servicer shall maintain minimum hours of operations for collection activities.  The Servicer and the Program Administrator shall agree on these minimum hours of operation.  Program Administrator, at the direction of a Lender Participant, reserves the right to request an increase and/or decrease in these hours upon written notice to Servicer, and Servicer agrees to accommodate such requests to the extent feasible under the circumstances.

4. Borrower Satisfaction Surveys

The Servicer shall work with Program Administrator to develop telephonic borrower satisfaction surveys to measure the customer experience through various channels including mail, internet, and Voice Response Unit.  If surveys demonstrate customer service issues that require remedial action, Servicer shall collaborate with Program Administrator to resolve such issues.

5. Borrower Correspondence/Complaints

All correspondence received by Servicer relating to individual Borrower Accounts shall be maintained by the Servicer and shall be made available to Program Administrator during Servicer’s normal business hours.  Servicer shall be responsible for handling all customer service complaints.  Copies of escalated customer complaints from Borrowers and Servicer’s response thereto are to be forwarded to Program Administrator on a weekly basis.  Complaints with respect to Student Loans and/or Borrowers received from any regulatory body or federal or state agency shall be handled as exceptions and, if allowed, Service shall contact Program Administrator immediately.

PRIVATE STUDENT LOAN MONOGRAM PROGRAM AGREEMENT

BETWEEN

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE-AGENCY

AND

THE FIRST MARBLEHEAD CORPORATION

SERVICE LEVEL AGREEMENTS

Servicer agrees to adhere to the Service Level Agreement (SLA) outlined below.

The Servicer will provide Program Administrator with monthly reports setting forth Servicer’s performance relative to the below SLA for the month covered by the report, the month prior to the month covered by the report, and the Servicer’s year-to-date average performance level through the month covered by the report. These reports will be made available to Program Administrator no later than fifteen (15) Business Days following the last day of the month covered by the report.

I.             Customer Service Standards:

Telephone and Internet Chat Standards:

•      Average Speed of Answer: [**] seconds or less.

•      Abandonment Percentage: Average not greater than [**]%.

•      Call Blockage: [**]% or less.

•      Call Quality Assessment: Average rating not less than [**]% - utilizing Servicer’s evaluation form as set forth and incorporated herein at Exhibit 1.

•      Borrower Satisfaction:  Average rating in annual survey not less than [**]%.

Correspondence Standards

•      Mail sorted and distributed within:  Servicer’s Service Objective:  [**]% within one Business Day not to exceed two Business Days on average.

•      General Borrower correspondence answered within [**] Business Days of receipt on average — Servicer’s Service Objective: [**] days.  During peak processing months of January through March, August, and October, correspondence answered within [**] Business Days of receipt on average.  (This standard shall not apply to any correspondence involving death, disability, or bankruptcy Accounts.)

•      Borrower Email Correspondence:  Answered within an average of [**] Business Days of receipt.

•      School Correspondence: Answered within [**] Business Days of receipt on average — Servicer’s Service Objective: [**] days.  During peak processing months of January through March, July, and September school correspondence answered within [**] Business Days of receipt on average.

•      Clearinghouse Correspondence (Manual Processing Only):  Answered within [**] Business

Days of receipt on average — Servicer’s Service Objective: [**] days.  During peak processing months of January through March, June, and October through November Clearinghouse correspondence answered within [**] Business Days of receipt on average.

•      Deferment Processing: Processed within [**] Business Days of receipt on average — Servicer’s Service Objective: [**] days.  During peak processing months of February and August through November deferments processed within [**] Business Days of receipt on average.

•      Forbearance Processing: Processed within [**] Business Days of receipt on average — Servicer’s Service Objective: [**] days.  During peak processing months of January through March,  August, November through December forbearances processed within [**] Business Days of receipt on average.

•      Miscellaneous Account Reviews and adjustments completed within [**] Business Days of receipt on average — there are exceptions to this process.

II.            Payment Processing

•      Non-Exception Loan Payments: Posted within an average of [**] Business Day of receipt — [**]% of the time.

•      Exception Loan Payments: Processed/resolved within an average of [**] Business Days of receipt — [**]% of the time

III.        Fraud Prevention

Fraud notification to Program Administrator within [**] Business Days of initial notification.

IV.           System Requirements

•      System Availability (scheduled CICS system up time): [**]% or better.  This standard shall not include the measurement for web based applications, batch processes, or scheduled CICS down time including but not limited to Sunday maintenance.

•      Screen Navigation - Servicer shall provide an average internal CICS response time of less than [**]. This measurement shall only be applicable to Servicer’s provision of screen navigation and shall not be impacted nor include measurement relative to users’ internet based access to the screens because AES/PHEAA has no ability to control response times for users’ ISP connections or internal network performance. Servicer shall report the internal average response time on a monthly basis for the CICSL0PA system including the availability percentage for that system for normal scheduled hours of usage.

V.            Conversion

•      Servicer shall convert all FMC Administrator Student Loan origination data necessary for servicing hereunder onto its Servicing System within [**] days of receipt of complete Student Loan files containing critical and non-critical documentation from FMER.